UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2007

VS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, VS Holdings, Inc. (the “Company”), VS Parent, Inc. (“Parent”), the Company’s parent company, and Vitamin Shoppe Industries Inc., the Company’s subsidiary operating company (together with the Company and Parent, “Vitamin Shoppe”), entered into an amendment effective March 2, 2007 (the “Amendment”), to the Third Amended and Restated Employment Agreement of Thomas Tolworthy, Chief Executive Officer, entered into as of June 12, 2006, by and between Vitamin Shoppe and Mr. Tolworthy (the “Employment Agreement”). The Amendment extends the term of Mr. Tolworthy’s employment to eight years after the original effective date, or November 26, 2010. The Amendment also specifies the terms of Mr. Tolworthy’s 2007 annual cash bonus. The final amount of Mr. Tolworthy’s annual cash bonus, if any, will be approved by the Compensation Committee of the Board of Directors. In addition, the Amendment modifies the notice period required to avoid the automatic renewal provisions of the term of the Employment Agreement from six months’ notice to twelve months’ notice.

The foregoing summary is qualified in its entirety by reference to the Amendment to Mr. Tolworthy’s Employment Agreement which is attached hereto as Exhibit 10.30 and by reference to Mr. Tolworthy’s Third Amended and Restated Employment Agreement which was filed with the Company’s Registration Statement No. 333-134983 on Form S-4, as amended, on August 25, 2006.

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ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.30	Amendment to Mr. Tolworthy’s Employment Agreement, dated February 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe Holdings, Inc.

Date: March 6, 2007	By:	/s/ Cosmo La Forgia
	Name:	Cosmo La Forgia
	Title:	VP Finance